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                                                                       Exhibit J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 5, 2005, relating to the statement of assets and liabilities of Cohen & Steers VIF Realty Fund, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 24, 2005